Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, February 4, 2020 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter 2019 net income1 of $15.9 million, or $0.23 per diluted share, compared to net income of $33.1 million, or $0.46 per diluted share, during the prior quarter and net income of $46.5 million, or $0.60 per diluted share, during the fourth quarter of 2018. The fourth quarter of 2019 included non-cash asset impairment charges of $12.8 million in connection with certain assets held for sale, including real property related to our corporate headquarters move and the elimination of our internal aviation operations, an $11.2 million non-cash charge related to the annual revaluation of the pension plan liability and $2.3 million in severance expense related to the outsourcing of our transfer agency transactional processing operations. Excluding the non-cash charges and severance expense, adjusted net income2 for the fourth quarter of 2019 was $36.0 million and adjusted net income per diluted share2 was $0.51.

Revenues of $270.1 million decreased slightly compared to the prior quarter and decreased $2.2 million compared to the fourth quarter of 2018. Operating expenses as reported of $241.2 million increased $10.6 million compared to the prior quarter and increased $13.4 million compared to the same quarter of 2018. Adjusted operating expenses2 decreased $1.5 million, or less than 1%, compared to the third quarter of 2019 and increased $1.4 million, or less than 1%, compared to fourth quarter of 2018. The reported operating margin was 10.7% and the adjusted operating margin2 was 16.3% during the current quarter, compared to 15.9% during the prior quarter and 17.5% during the fourth quarter of 2018.

Assets under management ended the quarter at $70.0 billion, an increase of 2% compared to the prior quarter and an increase of 6% compared to the fourth quarter of 2018. Average assets under management were $69.1 billion during the current quarter, compared to $70.5 billion during the prior quarter and $71.6 billion during the fourth quarter of 2018. Net outflows of $3.4 billion during the current quarter were higher compared to net outflows of $2.7 billion in the third quarter of 2019 and were lower compared to net outflows of $3.8 billion in the fourth quarter of 2018. Sales of $1.5 billion during the current quarter declined 14% and 43% compared to the prior quarter and the fourth quarter of 2018, respectively. Industry-wide flows continued toward fixed income and money market strategies while equity flows remained challenged. Redemptions increased 10% compared to the prior quarter and improved 24% compared to the fourth quarter of 2018.

Wealth management assets under administration ended the quarter at $60.1 billion, an increase of 5% compared to the third quarter of 2019, and a 17% increase compared to prior year-end. For both comparative periods, assets under administration increased primarily due to strong market gains and growth in net new advisory assets, partially offset by brokerage redemptions.

Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. shared, “While both the quarter and year remained challenging from a flow perspective within our asset management business, we continued to make steady progress in the transformation of our wealth management business.” Mr. Sanders continued, “On balance, the repositioning of our overall business model, combined with operational improvements across the enterprise and our strong balance sheet, has us well positioned to focus on renewed growth opportunities as we look ahead to 2020 and beyond.”

1 Net income represents net income attributable to Waddell & Reed Financial, Inc.

2 See Non-GAAP Financial Measures section and Reconciliation of GAAP to Non-GAAP Financial Measures table

Revenues Analysis

Investment management fees decreased $1.1 million, or 1%, compared to the third quarter of 2019 due to a 2% decrease in average assets under management, partially offset by a higher effective management fee rate. The effective management fee rate was 63.6 basis points and increased compared to the prior quarter’s rate due to higher fund fee waivers in the prior quarter. Compared to the fourth quarter of 2018, investment management fees declined $3.8 million, or 3%, primarily due to lower average assets under management.

Underwriting and distribution fees increased slightly compared to the prior quarter and increased $2.5 million, or 2%, compared to the same quarter in 2018. For both comparative periods, the increases were primarily driven by increased fee-based asset allocation product revenues, partially offset by lower commissionable sales and lower service and distribution fees.

Shareholder service fees decreased slightly compared to the third quarter of 2019 due to lower average assets. Compared to the fourth quarter of 2018, shareholder service fees declined $0.9 million, or 4%, primarily due to fewer accounts and a decrease in average assets.

Operating Expenses Analysis

Distribution expenses decreased slightly compared to the prior quarter and increased $5.8 million, or 5% compared to the fourth quarter of 2018 as a result of the increase in underwriting and distribution revenue. Compared to the fourth quarter of 2018, the expense increase is larger than the revenue increase primarily due to an increase in the compensation grid for associated independent financial advisors implemented at the beginning of 2019.

Compensation and benefits expense totaled $62.8 million and included $2.3 million of severance expense compared to $3.1 million of severance expense in the prior quarter. In addition to lower severance costs, the decrease of $2.2 million, or 3%, compared to the prior quarter is primarily due to lower headcount and lower share-based compensation due to mark-to-market adjustments of cash-settled restricted stock unit awards. Compared to the fourth quarter of 2018, compensation and benefits expense decreased $1.3 million, or 2%, due to lower incentive compensation costs, lower severance costs and lower headcount. The decreases were partially offset by an increase in share-based compensation costs due to higher forfeitures in the prior year.

General and administrative expenses increased $13.4 million compared to the third quarter of 2019, due to a $12.8 million non-cash asset impairment charge and increased project spend during the quarter. Compared to the same quarter in 2018, general and administrative expenses increased $12.7 million due to the non-cash impairment charge.

Technology costs increased $0.9 million, or 6% compared to the prior quarter, primarily due to increased technology consulting expense. Compared to the fourth quarter of 2018, technology costs decreased slightly, as lower shareholder servicing expense resulting from fewer accounts was partially offset by increased software costs for new technologies.

Occupancy expenses decreased $0.5 million, or 10%, compared to the prior quarter and decreased $1.0 million, or 16%, compared to the fourth quarter of 2018. For both comparative periods, occupancy costs decreased as a result of the planned closure of field offices.

Marketing and advertising expenses increased $0.3 million, or 16%, compared to the prior quarter due to the timing of sponsorship fees.  Compared to the fourth quarter of 2018, these expenses declined $0.2 million, or 8%, due to reduced fund-related marketing expenses from prior year fund mergers.

Depreciation expense declined $1.1 million, or 22%, compared to the prior quarter and declined $2.6 million, or 41%, compared to the fourth quarter of 2018, primarily due to fully depreciated capitalized development assets.

Investment and Other Income

Investment and other income declined $10.0 million and $22.2 million compared to the prior quarter and the fourth quarter of 2018, respectively. For both comparative periods, the decline is primarily due to a non-cash charge related to the annual revaluation of the pension plan liability, partially offset by unrealized gains on the seed and corporate investment portfolios.

The effective tax rate was 28.3% for the quarter compared to 23.3% in the prior quarter and 23.5% last year. The higher effective rate was due to $1.1 million of discrete items related to an increase in state taxes and stock compensation vestings in the current quarter.

Assets Under Management

(in millions)

	Three Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Prior Qtr.		Year-over-Year Qtr.
	2019	2019	2018	Change	%	Change	%
Unaffiliated [1]
Beginning assets	$25,857	$27,545	$31,172	$(1,688)	(6)%	$(5,315)	(17)%
Sales [2]	854	999	1,673	(145)	(15)%	(819)	(49)%
Redemptions	(2,502)	(2,684)	(3,637)	182	7%	1,135	31%
Net exchanges	278	334	(131)	(56)	(17)%	409	312%
Net Flows	(1,370)	(1,351)	(2,095)	(19)	(1)%	725	35%
Market action	1,777	(337)	(4,100)	2,114	627%	5,877	143%
Ending assets	$26,264	$25,857	$24,977	$407	2%	$1,287	5%
Annualized organic growth rate	(21.2)%	(19.6)%	(26.9)%
Annualized redemption rate [3]	39.3%	40.9%	53.8%
Institutional
Beginning assets	$3,677	$3,887	$5,187	$(210)	(5)%	$(1,510)	(29)%
Sales [2]	32	49	85	(17)	(35)%	(53)	(62)%
Redemptions	(874)	(230)	(1,316)	(644)	(280)%	442	34%
Net exchanges	—	—	511	—	NM	(511)	100%
Net Flows	(842)	(181)	(720)	(661)	(365)%	(122)	(17)%
Market action	261	(29)	(812)	290	1,000%	1,073	132%
Ending assets	$3,096	$3,677	$3,655	$(581)	(16)%	$(559)	(15)%
Annualized organic growth rate	(91.6)%	(18.6)%	(55.5)%
Annualized redemption rate [3]	104.1%	23.9%	117.3%
Wealth Management
Beginning assets	$39,248	$40,444	$43,183	$(1,196)	(3)%	$(3,935)	(9)%
Sales [2]	662	744	958	(82)	(11)%	(296)	(31)%
Redemptions	(1,535)	(1,542)	(1,547)	7	0%	12	1%
Net exchanges	(278)	(334)	(380)	56	17%	102	27%
Net Flows	(1,151)	(1,132)	(969)	(19)	(2)%	(182)	(19)%
Market action	2,501	(64)	(5,037)	2,565	4,008%	7,538	150%
Ending assets	$40,598	$39,248	$37,177	$1,350	3%	$3,421	9%
Annualized organic growth rate	(11.7)%	(11.2)%	(9.0)%
Annualized redemption rate [3]	13.6%	13.4%	13.1%
Consolidated Total
Beginning assets	$68,782	$71,876	$79,542	$(3,094)	(4)%	$(10,760)	(14)%
Sales [2]	1,548	1,792	2,716	(244)	(14)%	(1,168)	(43)%
Redemptions	(4,911)	(4,456)	(6,500)	(455)	(10)%	1,589	24%
Net exchanges	—	—	—	—	—	—	—
Net Flows	(3,363)	(2,664)	(3,784)	(699)	(26)%	421	11%
Market action	4,539	(430)	(9,949)	4,969	1,156%	14,488	146%
Ending assets	$69,958	$68,782	$65,809	$1,176	2%	$4,149	6%
Annualized organic growth rate	(19.6)%	(14.8)%	(19.0)%
Annualized redemption rate [3]	27.7%	24.3%	35.4%

(1)	Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”, Registered Investment Advisor “RIA” and Variable Annuity “VA”.
(2)	Sales is primarily gross sales (net of sales commissions). This amount also includes net reinvested dividends and capital gains, and investment income.
(3)	Excludes Money Market.

MorningStar Fund Rankings [1]	1 Year	3 Years	5 Years
Funds ranked in top half	43%	42%	33%
Assets ranked in top half	52%	62%	41%

MorningStar Ratings [1]	Overall	3 Years	5 Years
Funds with 4/5 stars	34%	31%	23%
Assets with 4/5 stars	51%	42%	34%

(1)	Based on class I share, which reflects the largest concentration of sales and assets.

	Three Months Ended
Wealth Management	Dec. 31,	Sep. 30,	Dec. 31,	Prior Qtr.		Year-over-Year Qtr.
(in millions)	2019	2019	2018	Change	%	Change	%
Assets under administration (AUA)
Advisory assets	$26,947	$25,107	$21,207	$1,840	7%	$5,740	27%
Non-advisory assets	33,148	32,006	30,059	1,142	4%	3,089	10%
Total assets under administration	60,095	57,113	51,266	2,982	5%	8,829	17%

Net new advisory assets [1]	$261	$236	$(45)	$25	11%	$306	680%
Net new non-advisory assets [1,2]	(859)	(769)	(840)	(90)	(12)%	(19)	(2)%
Total net new AUA [1,2]	(598)	(533)	(885)	(65)	(12)%	287	32%

Annualized advisory AUA growth [3]	4.2%	3.8%	(0.8)%
Annualized AUA growth [3]	(4.2)%	(3.7)%	(6.1)%

Advisors and advisor associates	1,327	1,344	1,403	(17)	(1)%	(76)	(5)%
Avg. trailing 12-month revenue per advisor [4] (in thousands)	$438	$422	$343	$16	4%	$95	28%

(1)	Net new assets are calculated as total client deposits and net transfers less client withdrawals.
(2)	Excludes activity related to products held outside of our wealth management platform. These assets represent less than 10% of total AUA.
(3)	Annualized growth is calculated as annualized quarterly net new assets divided by beginning AUA.
(4)	Production per Advisor is calculated as trailing 12- month Total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of Advisors. “Other” underwriting and distribution fees predominantly includes fees paid by Advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Prior Qtr.		Year-over-Year Qtr.
	2019	2019	2018	Change	%	Change	%
Revenues:
Investment management fees	$110,706	$111,806	$114,521	$(1,100)	(1)%	$(3,815)	(3)%
Underwriting and distribution fees	136,309	135,787	133,788	522	0%	2,521	2%
Shareholder service fees	23,056	23,087	23,921	(31)	(0)%	(865)	(4)%
Total	270,071	270,680	272,230	(609)	(0)%	(2,159)	(1)%
Operating expenses:
Distribution[1]	117,225	117,425	111,456	(200)	(0)%	5,769	5%
Compensation and benefits (including share-based compensation of $11,142, $11,580 and $9,039, respectively)	62,816	64,999	64,155	(2,183)	(3)%	(1,339)	(2)%
General and administrative	30,061	16,680	17,403	13,381	80%	12,658	73%
Technology	15,950	15,019	15,982	931	6%	(32)	(0)%
Occupancy	5,143	5,684	6,116	(541)	(10)%	(973)	(16)%
Marketing and advertising	2,467	2,134	2,685	333	16%	(218)	(8)%
Depreciation	3,767	4,833	6,387	(1,066)	(22)%	(2,620)	(41)%
Subadvisory fees	3,777	3,882	3,647	(105)	(3)%	130	4%
Total	241,206	230,656	227,831	10,550	5%	13,375	6%
Operating income	28,865	40,024	44,399	(11,159)	(28)%	(15,534)	(35)%
Investment and other income	(4,804)	5,212	17,351	(10,016)	(192)%	(22,155)	(128)%
Interest expense	(1,533)	(1,562)	(1,553)	29	2%	20	1%
Income before provision for income taxes	22,528	43,674	60,197	(21,146)	(48)%	(37,669)	(63)%
Provision for income taxes	6,382	10,175	14,125	(3,793)	(37)%	(7,743)	(55)%
Net income	16,146	33,499	46,072	(17,353)	(52)%	(29,926)	(65)%
Net income (loss) attributable to redeemable noncontrolling interests	210	445	(396)	(235)	(53)%	606	153%
Net income attributable to Waddell & Reed Financial, Inc.	$15,936	$33,054	$46,468	$(17,118)	(52)%	$(30,532)	(66)%
Net income per share, basic and diluted:	$0.23	$0.46	$0.60
Weighted average shares outstanding - basic and diluted	69,896	72,387	77,786
Operating margin	10.7%	14.8%	16.3%

[1] Distribution expense
Unaffiliated	23,392	24,068	25,406
Wealth Management	93,833	93,357	86,050
	$117,225	$117,425	$111,456

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Year Ended
	Dec. 31,	Dec. 31,
	2019	2018	Change	%
Revenues:
Investment management fees	$445,144	$507,906	$(62,762)	(12)%
Underwriting and distribution fees	531,836	550,010	(18,174)	(3)%
Shareholder service fees	93,335	102,385	(9,050)	(9)%
Total	1,070,315	1,160,301	(89,986)	(8)%
Operating expenses:
Distribution[1]	460,921	456,832	4,089	1%
Compensation and benefits (including share-based compensation of $46,613 and $51,565, respectively)	254,534	263,329	(8,795)	(3)%
General and administrative	77,482	73,643	3,839	5%
Technology	63,719	65,275	(1,556)	(2)%
Occupancy	24,243	27,197	(2,954)	(11)%
Marketing and advertising	8,964	10,323	(1,359)	(13)%
Depreciation	19,829	25,649	(5,820)	(23)%
Subadvisory fees	14,931	14,805	126	1%
Intangible asset impairment	—	1,200	(1,200)	(100)%
Total	924,623	938,253	(13,630)	(1)%
Operating income	145,692	222,048	(76,356)	(34)%
Investment and other income	18,886	22,705	(3,819)	(17)%
Interest expense	(6,195)	(6,461)	266	4%
Income before provision for income taxes	158,383	238,292	(79,909)	(34)%
Provision for income taxes	41,418	55,480	(14,062)	(25)%
Net income	116,965	182,812	(65,847)	(36)%
Net income (loss) attributable to redeemable noncontrolling interests	1,973	(776)	2,749	354%
Net income attributable to Waddell & Reed Financial, Inc.	$114,992	$183,588	$(68,596)	(37)%
Net income per share, basic and diluted:	$1.57	$2.28
Weighted average shares outstanding - basic and diluted	73,299	80,468
Operating margin	13.6%	19.1%

[1] Distribution expense
Unaffiliated	96,718	112,562
Wealth Management	364,203	344,270
	$460,921	$456,832

Underwriting and distribution fees

(in thousands)

	For the three months ended Dec. 31, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$75,382	$75,382
Rule 12b-1 service and distribution fees	15,860	15,609	31,469
Sales commissions on front-end load mutual funds and variable annuity products	431	11,639	12,070
Sales commissions on other products	—	8,187	8,187
Other revenues	48	9,153	9,201
Total underwriting and distribution fees	$16,339	$119,970	$136,309

	For the three months ended Sep. 30, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$73,356	$73,356
Rule 12b-1 service and distribution fees	16,286	16,144	32,430
Sales commissions on front-end load mutual funds and variable annuity products	364	12,519	12,883
Sales commissions on other products	—	8,024	8,024
Other revenues	67	9,027	9,094
Total underwriting and distribution fees	$16,717	$119,070	$135,787

	For the three months ended Dec. 31, 2018
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$67,504	$67,504
Rule 12b-1 service and distribution fees	17,307	16,347	33,654
Sales commissions on front-end load mutual funds and variable annuity products	468	12,994	13,462
Sales commissions on other products	—	9,533	9,533
Other revenues	109	9,526	9,635
Total underwriting and distribution fees	$17,884	$115,904	$133,788

	For the year ended Dec. 31, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$284,188	$284,188
Rule 12b-1 service and distribution fees	65,227	63,197	128,424
Sales commissions on front-end load mutual funds and variable annuity products	1,730	48,471	50,201
Sales commissions on other products	—	32,314	32,314
Other revenues	290	36,419	36,709
Total underwriting and distribution fees	$67,247	$464,589	$531,836

	For the year ended Dec. 31, 2018
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$269,069	$269,069
Rule 12b-1 service and distribution fees	78,041	70,938	148,979
Sales commissions on front-end load mutual funds and variable annuity products	1,886	54,895	56,781
Sales commissions on other products	—	36,131	36,131
Other revenues	568	38,482	39,050
Total underwriting and distribution fees	$80,495	$469,515	$550,010

Unaudited Condensed Balance Sheet

(in thousands)

	Dec. 31,	Dec. 31,
	2019	2018
Assets
Cash & cash equivalents (unrestricted)	$151,815	$231,997
Investment securities	688,346	617,135
Other assets	245,572	285,649
Property and equipment, net	34,726	63,429
Goodwill and intangible assets	145,869	145,869
Total assets	$1,266,328	$1,344,079
Liabilities, redeemable noncontrolling interests and equity
Long-term debt	94,926	94,854
Other liabilities	343,300	354,312
Redeemable noncontrolling interests	19,205	11,463
Total stockholders’ equity	808,897	883,450
Liabilities, redeemable noncontrolling interests and equity	$1,266,328	$1,344,079
Shares outstanding	68,847	76,790

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2018	2019	2018
Cash provided by (used in):
Operating activities	$89,382	$61,084	$93,278	$165,983	$357,011
Investing activities	11,309	(14,173)	(32,224)	(6,851)	10,347
Financing activities	(52,838)	(58,591)	(69,152)	(224,547)	(311,788)
Net change during period	$47,853	$(11,680)	$(8,098)	$(65,415)	$55,570

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except number of shares)	2019	2019	2018	2019	2018
Shares repurchased
Number of shares	2,315,326	2,480,019	2,443,723	9,164,564	6,963,269
Total cost	$37,542	$40,715	$46,873	$154,219	$135,891
Dividend paid
Rate per share	$0.25	$0.25	$0.25	$1.00	$1.00
Total paid	$17,731	$18,372	$19,684	$74,291	$81,215
Capital returned to stockholders	$55,273	$59,087	$66,557	$228,510	$217,106

Non-GAAP Financial Measures

“Adjusted net income attributable to Waddell & Reed Financial, Inc.,” “adjusted net income per share, basic and diluted,” “adjusted operating expenses,” and “adjusted operating margin” are non-GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (GAAP). We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding charges and gains that are not indicative of our core operating results, and allow management and investors to better evaluate our performance between periods and compared to other companies in our industry.

These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance.

A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is included in the table below.

Reconciliation of GAAP to non-GAAP Financial Measures

(in thousands)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2018	2019	2018

Net income attributable to Waddell & Reed Financial, Inc. (GAAP)	$15,936	$33,054	$46,468	$114,992	$183,588
Adjustments
Severance	2,320	3,081	3,200	5,401	9,066
Non-cash asset impairments	12,841	—	—	12,841	—
Intangible impairment	—	—	—	—	1,200
Pension revaluation	11,217	—	(16,129)	11,217	(16,129)
Tax effect of adjustments	(6,331)	(739)	3,103	(7,070)	1,407
Adjusted net income attributable to Waddell & Reed Financial, Inc. (non-GAAP)	$35,983	$35,396	$36,642	$137,381	$179,132

Weighted average share outstanding-basic and diluted	69,896	72,387	77,786	73,299	80,468
Adjusted net income per share, basic and diluted (non-GAAP)	$0.51	$0.49	$0.47	$1.87	$2.23

Operating expenses (GAAP)	$241,206	$230,656	$227,831	$924,623	$938,253
Adjustments
Severance	2,320	3,081	3,200	5,401	9,066
Non-cash asset impairments	12,841	—	—	12,841	—
Intangible impairment	—	—	—	—	1,200
Adjusted operating expenses (non-GAAP)	$226,045	$227,575	$224,631	$906,381	$927,987

Operating income (GAAP)	$28,865	$40,024	$44,399	$145,692	$222,048
Adjustments
Severance	2,320	3,081	3,200	5,401	9,066
Non-cash asset impairments	12,841	—	—	12,841	—
Intangible impairment	—	—	—	—	1,200
Adjusted operating income (non-GAAP)	$44,026	$43,105	$47,599	$163,934	$232,314

Operating revenue	$270,071	$270,680	$272,230	$1,070,315	$1,160,301
Adjusted operating margin (non-GAAP)	16.3%	15.9%	17.5%	15.3%	20.0%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Mike Daley, Vice President, Chief Accounting Officer & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyinvestments.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management and assets under administration, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, which include, without limitation:

•	The loss of existing distribution relationships or inability to access new distribution relationships;

•	A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•	The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•	Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•	The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•	A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•	Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment;

•	Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•	Our inability to attract and retain senior executive management and other key personnel to conduct our wealth management and investment management business;

•	A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•	Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2018 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2019. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.